UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2024

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ARtelligence Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	333-141907	84-2340972
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8735 Dunwoody Place, Suite 6, Atlanta, GA. 30350

(Address of Principal Executive Offices) (Zip Code)

(404) 506-5716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company is in communication with the SEC regarding delinquent filings and is seeking time to cure.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mrs. Bobbi Martin has been appointed as Chief Financial Officer and Director.

Mr. Gregory L. Carter has been appointed to the Board of Directors.

The Company has not compensated these individuals for their services as Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2024, the Company effected the announced planned reverse stock split of 50 existing shares for one new share of Common Stock. The Company’s authorized Common Stock was reduced to 500,000,000. As a result of the reverse stock split, the outstanding Common Stock is approximately 177,871,812 shares.

Item 8.01 Other Events.

Vstock Transfer, Inc. has been engaged as the Transfer Agent.

Attorneys Rick Jones, Rickey Hicks, and Charles Singleton have been engaged for legal advice.

Texas Corporate Capital Advisors has been engaged as an investment banker.

Four unique imagery technologies developed by the former CEO are now part of the Company’s trade secrets.

The exclusive licensing agreement for the McClatchy Collection was mutually cancelled, resulting in a reduction of intangible assets of $514,441,380.

The Company negotiated the replacement of the PXR Platforms for a related trade secret, AI Visual Thesauri, which was valued by C. Meyers & Co., LLC, at $5,230,085,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARtelligence Holdings, Inc.
By	/s/ Timothy A. Holly
Name: Timothy A. Holly Title: Chairman/Chief Executive Officer

Date:  December 23, 2024